Gross Transaction Value (“GTV”) represents total proceeds from all items sold at the Company’s live on site auctions and online marketplaces. GTV is not a measure of financial performance, liquidity, or revenue, and is not presented in the Company’s consolidated financial statements.

The Company presents both GAAP and non-GAAP measures to provide investors with additional information. Providing these non-GAAP measures along with GAAP measures allows for increased comparability of our ongoing performance from period to period. Non-GAAP financial measures referred to in this news release are labeled as “non-GAAP measure” or designated as such with an asterisk (*). Please see page 9-11 for explanations of why the Company uses these non-GAAP measures and the reconciliation to the most comparable GAAP financial measures.

Exhibit 99.1 – News Release

Ritchie Bros. reports fourth quarter and 2020 annual results

VANCOUVER, February 18, 2021– Ritchie Bros. Auctioneers Incorporated (NYSE & TSX: RBA, the “Company”, “Ritchie Bros.”, “we”, “us”, or “our”) reported the following results for the fourth quarter and full year ended December 31, 2020.

(All figures are presented in U.S. dollars)

Fourth quarter highlights

Net income attributable to stockholders decreased 5% to $48.9 million, compared to $51.6 million in Q4 2019. Adjusted net income attributable to stockholders*(non-GAAP measures), which excludes $5.2 million of acquisition-related costs ($3.9 million net of tax) related to the acquisition of Rouse Services LLC (“Rouse”), and $1.5 million current income tax expense related to an unfavourable adjustment to reflect final regulations published regarding hybrid financing arrangements, increased 13% to $54.3 million as compared to $48.2 million in Q4 2019. Diluted earnings per share (“EPS”) attributable to stockholders decreased 6% to $0.44 per share in Q4 2020 compared to $0.47 per share in Q4 2019. Diluted adjusted EPS attributable to stockholders*(non-GAAP measures) which excludes adjusting items, increased 11% to $0.49 per share at Q4 2020 compared to $0.44 per share in Q4 2019.

Consolidated results:

●	Total revenue in Q4 2020 increased 15% to $383.4 million as compared to Q4 2019
o	Service revenue in Q4 2020 increased 6% to $231.7 million as compared to Q4 2019
o	Inventory sales revenue in Q4 2020 increased 33% to $151.8 million as compared to Q4 2019
●	Total selling, general and administrative expenses (“SG&A”) in Q4 2020 increased 13% to $108.3 million as compared to Q4 2019
●	Operating income in Q4 2020 increased 2% to $72.9 million as compared to Q4 2019
●	Adjusted operating income*(non-GAAP measures) in Q4 2020 increased 16% to $78.1 million as compared to Q4 2019
●	Net income in Q4 2020 decreased 5% to $48.9 million as compared to Q4 2019
●	Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization* (“EBITDA”) (non-GAAP measure) in Q4 2020 increased 12% to $98.5 million as compared to Q4 2019
●	Cash provided by operating activities was $257.9 million for 2020

Auctions & Marketplaces segment results:

●	GTV[1] in Q4 2020 increased 5% to $1.4 billion as compared to Q4 2019
●	A&M total revenue in Q4 2020 increased 17% to $348.5 million as compared to Q4 2019
o	Service revenue in Q4 2020 increased 7% to $196.7 million as compared to Q4 2019
o	Inventory sales revenue in Q4 2020 increased 33% to $151.8 million as compared to Q4 2019

Other Services segment results:

●	Other Services total revenue in Q4 2020 increased 2% to $35.0 million as compared to Q4 2019
●	RBFS revenue in Q4 2020 increased 10% to $9.1 million as compared to Q4 2019

Other Company development

●	On December 8, 2020, the Company acquired Rouse, a privately held company that provides data intelligence and performance benchmarking solutions for a fair value of approximately $275 million

1 Gross Transaction Value (“GTV”) represents total proceeds from all items sold at the Company’s live on site auctions and online marketplaces. GTV is not a measure of financial performance, liquidity, or revenue, and is not presented in the Company’s consolidated financial statements.

The Company presents both GAAP and non-GAAP measures to provide investors with additional information. Providing these non-GAAP measures along with GAAP measures allows for increased comparability of our ongoing performance from period to period. Non-GAAP financial measures referred to in this news release are labeled as “non-GAAP measure” or designated as such with an asterisk (*). Please see page 10-12 for explanations of why the Company uses these non-GAAP measures and the reconciliation to the most comparable GAAP financial measures.

Ritchie Bros.	1

Full year highlights

Net income attributable to stockholders for 2020 increased 14% to $170.1 million compared to $149.0 million in 2019. Adjusted net income attributable to stockholders* (non-GAAP measure), which excludes $7.8 million income tax expense related to an unfavourable adjustment to reflect final regulations published regarding hybrid financing arrangements, $5.2 million of acquisition-related costs ($3.9 million net of tax) related to the acquisition of Rouse, and $4.3 million ($3.2 million net of tax) of severance costs, increased 27% to $185.0 million in 2020 as compared to $145.6 million in 2019. Diluted earnings per share (“EPS”) attributable to stockholders increased 13% to $1.54 from $1.36 per share. Diluted adjusted EPS attributable to stockholders* (non-GAAP measure), which excludes adjusting items, increased 26% to $1.68 per share in 2020 as compared to $1.33 per share in 2019.

Consolidated results:

●	Total revenue increased 4% to $1.4 billion as compared to 2019
o	Service revenue increased 8% to $871.6 million as compared to 2019
o	Inventory sales revenue decreased 2% to $505.7 million as compared to 2019
●	Total SG&A increased 9% to $417.5 million in 2020 as compared to 2019
●	Operating income increased 18% to $263.2 million as compared to 2019
●	Net income increased 14% to $170.4 million as compared to 2019
●	Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization* (“EBITDA”)(non-GAAP measure) increased 20% to $353.5 million as compared to 2019
●	Cash provided by operating activities was $257.9 million for the year ended December 31, 2020

Auctions & Marketplaces segment results:

●	GTV increased 5% to $5.4 billion compared to 2019
●	A&M total revenue increased 4% to $1.2 billion as compared to 2019
o	Service revenue increased 9% to $740.0 million as compared to 2019
o	Inventory sales revenue decreased 2% to $505.7 million as compared to 2019

Other Services segment results:

●	Other Services total revenue increased 5% to $131.6 million as compared to 2019
●	RBFS revenue increased 12% to $32.2 million as compared to 2019

“We delivered a solid fourth quarter with a 5% increase in GTV contributing to an 18% growth in operating income for the full year.”

“2020 was an unprecedented year as the COVID-19 pandemic had a devastating impact on public health while creating global economic uncertainty. I am proud of the technology driven innovations our teams implemented to help customers leverage our Omni-channel platform while keeping our health protocols a top priority,” said Ann Fandozzi, CEO of Ritchie Bros.

Fandozzi concluded “Uncertainty in the fourth quarter, driven by new COVID shut-downs and turbulent US election, resulted in consigners taking a wait and see approach. We continue to focus on things that drive long term value: innovating and leveraging technology to enhance customer experience, optimizing operating cost and driving execution against our strategic pillars."

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Financial Overview

(Unaudited)

(in U.S. $000's, except EPS and percentages)	Three months ended December 31,				Year ended December 31,
			% Change				% Change
	2020	2019	2020 over 2019		2020	2019	2020 over 2019
Service revenue:
Commissions	$121,170	$114,107	6%		$452,882	$431,781	5%
Fees	110,485	104,362	6%		418,714	372,243	12%
Total service revenue	231,655	218,469	6%		871,596	804,024	8%
Inventory sales revenue	151,758	113,725	33%		505,664	514,617	(2)%
Total revenue	383,413	332,194	15%		1,377,260	1,318,641	4%
Costs of services	39,270	42,258	(7)%		157,296	164,977	(5)%
Cost of inventory sold	137,322	108,136	27%		458,293	480,839	(5)%
Selling, general and administrative expenses	108,318	95,800	13%		417,523	382,389	9%
Operating expenses	310,521	260,710	19%		1,114,100	1,095,439	2%
Operating income	72,892	71,484	2%		263,160	223,202	18%
Operating income as a % of total revenue	19.0%	21.5%	(250)	bps	19.1%	16.9%	220	bps
Net income attributable to stockholders	48,857	51,573	(5)%		170,095	149,039	14%
Adjusted net income attributable to stockholders*	54,268	48,183	13%		184,952	145,649	27%
Diluted EPS attributable to stockholders	$0.44	$0.47	(6)%		$1.54	$1.36	13%
Diluted adjusted EPS attributable to stockholders*	$0.49	$0.44	11%		$1.68	$1.33	26%
Effective tax rate	25.6%	19.9%	570	bps	27.8%	21.8%	600	bps
Total GTV	1,448,832	1,383,908	5%		5,411,218	5,140,587	5%
Service GTV	1,297,074	1,270,183	2%		4,905,554	4,625,970	6%
Service revenue as a % of total GTV- Rate	16.0%	15.8%	20	bps	16.1%	15.6%	50	bps
Inventory GTV	151,758	113,725	33%		505,664	514,617	(2)%
Service revenue as a % of total revenue	60.4%	65.8%	(540)	bps	63.3%	61.0%	230	bps
Inventory sales revenue as a % of total revenue	39.6%	34.2%	540	bps	36.7%	39.0%	(230)	bps
Cost of inventory sold as a % of operating expenses	44.2%	41.5%	270	bps	41.1%	43.9%	(280)	bps
Service GTV as a % of total GTV - Mix	89.5%	91.8%	(230)	bps	90.7%	90.0%	70	bps
Inventory sales revenue as a % of total GTV- Mix	10.5%	8.2%	230	bps	9.3%	10.0%	(70)	bps

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Segment Overview

(in U.S $000's)	Three months ended December 31, 2020			Year ended December 31, 2020
	A&M	Other	Consolidated	A&M	Other	Consolidated
Service revenue	$196,703	34,952	$231,655	$740,043	131,553	$871,596
Inventory sales revenue	151,758	—	151,758	505,664	—	505,664
Total revenue	348,461	34,952	383,413	1,245,707	131,553	1,377,260
Ancillary and logistical service expenses	—	14,614	14,614	—	59,982	59,982
Other costs of services	23,177	1,479	24,656	92,195	5,119	97,314
Cost of inventory sold	137,322	—	137,322	458,293	—	458,293
SG&A expenses	98,365	9,954	108,319	388,442	29,081	417,523
Segment profit	$89,597	8,905	$98,502	$306,777	37,371	$344,148
Total GTV	1,448,832	N/A	N/A	5,411,218	N/A	N/A
A&M service revenue as a % of total GTV- Rate	13.6%	N/A	N/A	13.7%	N/A	N/A

(in U.S $000's)	Three months ended December 31, 2019			Year ended December 31, 2019
	A&M	Other	Consolidated	A&M	Other	Consolidated
Service revenue	$184,243	$34,226	$218,469	$678,823	$125,201	$804,024
Inventory sales revenue	113,725	—	113,725	514,617	—	514,617
Total revenue	297,968	34,226	332,194	1,193,440	125,201	1,318,641
Ancillary and logistical service expenses	—	15,736	15,736	—	59,252	59,252
Other costs of services	25,022	1,500	26,522	99,821	5,904	105,725
Cost of inventory sold	108,136	—	108,136	480,839	—	480,839
SG&A expenses	89,230	6,570	95,800	358,016	24,373	382,389
Segment profit	$75,580	$10,420	$86,000	254,764	35,672	290,436
Total GTV	1,383,908	N/A	N/A	5,140,587	N/A	N/A
A&M service revenue as a % of total GTV- Rate	13.3%	N/A	N/A	13.2%	N/A	N/A

Q4 2020 Consolidated Performance Overview

In response to COVID-19 pandemic, beginning in March 2020, we transitioned all our traditional live on site auctions to online bidding utilizing our existing online bidding technology and simultaneously ceased all public attendance at our live auction theaters. Our core online auction channels (IronPlanet.com, GovPlanet.com, Marketplace-E) continued to operate as usual.

GTV increased 5% to $1.4 billion in Q4 2020. The increase was primarily in Canada due to a large dispersal of pipeline equipment at our Q4 2020 Grand Prairie auction, as well as holding three net new auctions compared to Q4 2019. The International sales team also delivered positive year-over-year results at our St. Aubin, France, and Caorso, Italy on site auctions, offset by lower online performance in Europe as well as the non-repeat of our Narita auction, which was cancelled due to the COVID-19 pandemic. We had lower year-over-year performance in our US live auctions, primarily due softer equipment supply, election uncertainty, and COVID fatigue, partially offset by positive growth on our online channel due to strong sales execution by our US strategic accounts team.

Total revenue increased 15% to $383.4 million in Q4 2020.

Service revenue increased 6% with both commissions revenue and fees revenue increasing 6%. Fees revenue was up 6% driven by higher fees from total GTV growth of 5% and improved buyer fee rate performance driven by our online fee structure in Australia, incremental revenue of Rouse, higher online listing inspection fees in line with increased online GTV, and the continued growth in RBFS fee revenue. This increase was partially offset by lower ancillary fees from refurbishing and transporting sellers’ equipment driven by lower volume in the US. Commission revenue increased 6% driven by higher volume of guarantee contracts and rate improvement in both US and Canada.

Inventory sales revenue increased 33% representing higher inventory sales volume primarily driven by strong performance in our Canada region due to a large dispersal of pipeline equipment in our Q4 2020 Grand Prairie auction. In addition, our International region also experienced strong growth in Australia and Europe. This was partially offset by the non-repeat of larger inventory contracts in the US.

Costs of services decreased 7% to $39.3 million. In response to the COVID-19 pandemic, we transitioned our live on site auctions to online bidding, utilizing TAL solutions for selected International and on-the-farm agricultural events and implementing travel restrictions. These operational changes resulted in temporary cost reductions in travel, advertising, and promotion expenses, and

Ritchie Bros.	4

employee compensation. In addition, we incurred lower ancillary and logistical service expenses, in line with the decrease in ancillary fees earned from refurbishing and transporting sellers’ equipment driven by lower volume in the US. This was partially offset by higher cost of services incurred to support new government contracts.

Cost of inventory increased 27% to $137.3 million, in line with the overall increase in inventory GTV. Cost of inventory sold increased at a lower rate than the increase of inventory sales revenue, indicating an increase in the inventory revenue rate of return. The inventory rate of return improved mainly due to the achievement of strong rate performance across all regions.

Selling, general and administrative (“SG&A”) expenses increased 13% to $108.3 million primarily due to higher headcount to support our growth initiatives and higher short-term incentive expense driven by strong performance. In addition, in Q4 2019, we recognized a recovery of $4.1 million of share-based payment expense related to the departure of our former CEO, which is non-recurring. These increases were partially offset by lower SG&A expenses related to lower travel, advertising, and promotion costs as we implemented travel restrictions.

Foreign exchange had a favourable impact on total revenue and an unfavourable impact on expenses. These impacts were primarily due to the fluctuations in the Euro and Australian dollar exchange rates relative to the U.S. dollar.

Net income attributable to stockholders decreased 5% to $48.9 million. The decrease is partially due to $5.2 million of acquisition-related costs incurred in 2020 related to the acquisition of Rouse, $1.5 million current income tax expense related to an unfavourable adjustment to reflect final regulations published regarding hybrid financing arrangements, and recovery of $4.1 million of share-based payment expense recognized in 2019 related to the departure of our former CEO, which are all non-recurring. An increase in the effective tax rate, partially offset by lower interest expense and higher operating income, also contributed to the decrease in net income attributable to stockholders.

Primarily for the same reasons noted above, diluted EPS attributable to stockholders decreased 6% to $0.44 per share for Q4 2020 from $0.47 per share in Q4 2019. Diluted adjusted EPS attributable to stockholders* increased 11% to $0.49 per share in Q4 2020, after excluding $5.2 million of acquisition-related costs ($3.9 million net of tax) and $1.5 million income tax expense in Q4 2020.

Dividend Information

Quarterly dividend

On January 22, 2021, the Company declared a quarterly cash dividend of $0.22 per common share payable on March 5, 2021 to shareholders of record on February 12, 2021.

Q4 2020 Earnings Conference Call

Ritchie Bros. is hosting a conference call to discuss its financial results for the quarter ended December 31, 2020 at 8am Pacific time / 11 am Eastern time / 4pm GMT on February 19, 2021. The replay of the webcast will be available through March 6, 2021.

Conference call and webcast details are available at the following link:

https://investor.ritchiebros.com

Ritchie Bros.	5

About Ritchie Bros.

Established in 1958, Ritchie Bros. (NYSE and TSX: RBA) is a world leader in asset management technologies and disposition of commercial assets. We offer customers end-to-end solutions for buying and selling used heavy equipment, trucks, and other assets. Operating in a number of sectors, including construction, transportation, agriculture, energy, oil and gas, mining, and forestry, the company’s selling channels include: Ritchie Bros. Auctioneers, the world’s largest industrial auctioneer offers live auction events with online bidding; IronPlanet, an online marketplace with featured weekly auctions and providing the exclusive IronClad Assurance® equipment condition certification; Marketplace-E, a controlled marketplace offering multiple price and timing options; Mascus, a leading European online equipment listing service; Rouse, a leader in market intelligence on sales and rental equipment data; and Ritchie Bros. Private Treaty, offering privately negotiated sales. Our suite of multichannel sales solutions also includes RB Asset Solutions, a complete end-to-end asset management and disposition system. We also offer sector-specific solutions including GovPlanet, TruckPlanet, and Kruse Energy Auctioneers, plus equipment financing and leasing through Ritchie Bros. Financial Services. For more information about Ritchie Bros., visit RitchieBros.com.

Forward-looking Statements

This news release contains forward-looking statements and forward-looking information within the meaning of applicable U.S. and Canadian securities legislation (collectively, “forward-looking statements”), including, in particular, statements regarding future financial and operational results, including future auctions and estimated GTV thereof, growth and value prospects and payment of dividends, and the expected benefits of the Rouse acquisition. Forward-looking statements are statements that are not historical facts and are generally, although not always, identified by words such as “expect”, “plan”, “anticipate”, “project”, “target”, “potential”, “schedule”, “forecast”, “budget”, “estimate”, “intend”, or “believe” and similar expressions or their negative connotations, or statements that events or conditions “will”, “would”, “may”, “could”, “should”, or “might” occur. All such forward-looking statements are based on the opinions and estimates of management as of the date such statements are made. Forward-looking statements necessarily involve assumptions, risks and uncertainties, certain of which are beyond the Company’s control, including the duration and impact of the COVID-19 pandemic on the Company’s operations, the operations of customers, and general economic conditions; the numerous factors that influence the supply of and demand for used equipment; economic and other conditions in local, regional and global sectors; the Company’s ability to successfully integrate acquired companies, and to receive the anticipated benefits of such acquisitions; and the risks and uncertainties set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, which are available on the SEC, SEDAR, and Company websites. The foregoing list is not exhaustive of the factors that may affect the Company’s forward-looking statements. There can be no assurance that forward-looking statements will prove to be accurate, and actual results may differ materially from those expressed in, or implied by, these forward-looking statements. Forward looking statements are made as of the date of this news release and the Company does not undertake any obligation to update the information contained herein unless required by applicable securities legislation. For the reasons set forth above, you should not place undue reliance on forward looking statements.

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GTV and Selected Condensed Consolidated Financial Information

GTV and Condensed Consolidated Income Statements – Fourth Quarter

(Expressed in thousands of United States dollars, except share, per share amounts and percentages)

(Unaudited)

(in U.S. $000's, except EPS)	Three months ended December 31,			Year ended December 31,
			% Change			% Change
	2020	2019	2020 over 2019	2020	2019	2020 over 2019
GTV	$1,448,832	$1,383,908	5%	$5,411,218	$5,140,587	5%
Revenues:
Service revenues	$231,655	$218,469	6%	$871,596	$804,024	8%
Inventory sales revenue	151,758	113,725	33%	505,664	514,617	(2)%
Total revenues	383,413	332,194	15%	1,377,260	1,318,641	4%
Operating expenses:
Costs of services	39,270	42,258	(7)%	157,296	164,977	(5)%
Cost of inventory sold	137,322	108,136	27%	458,293	480,839	(5)%
Selling, general and administration expenses	108,318	95,800	13%	417,523	382,389	9%
Acquisition-related costs	6,014	25	23,956%	6,014	777	674%
Depreciation and amortization expenses	19,337	18,582	4%	74,921	70,501	6%
Gain on disposition of property, plant and equipment	(22)	(36)	(39)%	(1,559)	(1,107)	41%
Foreign exchange (gain) loss	282	(4,055)	(107)%	1,612	(2,937)	(155)%
Total operating expenses	310,521	260,710	19%	1,114,100	1,095,439	2%
Operating income	72,892	71,484	2%	263,160	223,202	18%
Interest expense	(8,767)	(10,254)	(15)%	(35,568)	(41,277)	(14)%
Other income, net	1,583	3,158	(50)%	8,296	8,838	(6)%
Income before income taxes	65,708	64,388	2%	235,888	190,763	24%
Income tax expense	16,789	12,823	31%	65,530	41,623	57%
Net income	$48,919	$51,565	(5)%	$170,358	$149,140	14%
Net income attributable to:
Stockholders	$48,856	$51,573	(5)%	170,095	$149,039	14%
Non-controlling interests	63	(8)	(888)%	263	101	160%
	$48,919	$51,565	(5)%	170,358	$149,140	14%
Earnings per share attributable to stockholders:
Basic	$0.45	$0.47	(4)%	1.56	$1.37	14%
Diluted	$0.44	$0.47	(6)%	1.54	$1.36	13%
Weighted average number of share outstanding:
Basic	109,553,256	108,609,481	1%	109,054,493	108,519,739	0%
Diluted	111,058,161	110,194,557	1%	110,310,984	109,759,123	1%

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Condensed Consolidated Balance Sheets

(Expressed in thousands of United States dollars, except share data)

(Unaudited)

Year ended December 31,	2020	2019

Assets
Cash and cash equivalents	$278,766	$359,671
Restricted cash	28,129	60,585
Trade and other receivables	135,001	142,627
Less: allowance for credit losses	(5,467)	(5,225)
Inventory	86,278	64,956
Other current assets	27,274	50,160
Income taxes receivable	6,797	6,810
Total current assets	556,778	679,584

Property, plant and equipment	492,127	484,482
Other non-current assets	147,608	145,679
Intangible assets	300,948	233,380
Goodwill	840,610	672,310
Deferred tax assets	13,458	13,995
Total assets	$2,351,529	$2,229,430

Liabilities and Equity
Auction proceeds payable	$214,254	$276,188
Trade and other payables	243,786	194,279
Income taxes payable	17,032	7,809
Short-term debt	29,145	4,705
Current portion of long-term debt	10,360	18,277
Total current liabilities	514,577	501,258

Long-term debt	626,288	627,204
Other non-current liabilities	153,000	151,238
Deferred tax liabilities	45,265	42,743
Total liabilities	1,339,130	1,322,443

Commitments and Contingencies
Stockholders' equity:
Share capital:
Common stock; no par value, unlimited shares
authorized, issued and outstanding shares:
109,876,428 (December 31, 2019: 109,337,781)	200,451	194,771
Additional paid-in capital	49,171	52,110
Retained earnings	791,918	714,051
Accumulated other comprehensive loss	(34,295)	(59,099)
Stockholders' equity	1,007,245	901,833
Non-controlling interest	5,154	5,154
Total stockholders' equity	1,012,399	906,987
Total liabilities and equity	$2,351,529	$2,229,430

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Condensed Consolidated Statements of Cash Flows

(Expressed in thousands of United States dollars)

(Unaudited)

Year ended December 31,	2020	2019	2018
Cash provided by (used in):
Operating activities:
Net income	$170,358	$149,140	$121,506
Adjustments for items not affecting cash:
Depreciation and amortization expenses	74,921	70,501	66,614
Impairment loss	—	—	—
Stock option compensation expense	5,853	4,697	8,252
Equity-classified share unit expense	9,897	8,047	11,256
Share-based continuing employment costs	802	—	—
Deferred income tax expense	9,152	8,826	6,239
Unrealized foreign exchange (gain) loss	2,453	(3,058)	951
Gain on disposition of property, plant and equipment	(1,559)	(1,107)	(2,731)
Amortization of debt issuance costs	3,123	4,086	4,995
Gain on disposition of equity investment	—		(4,935)
Amortization of right-of-use assets	12,240	12,280	—
Gain on contingent consideration from equity investment	(1,700)	—	—
Other, net	1,466	2,779	(2,317)
Net changes in operating assets and liabilities	(29,134)	76,602	(65,550)
Net cash provided by operating activities	257,872	332,793	144,280
Investing activities:
Acquisition of Rouse, net of cash acquired	(250,039)	—	—
Property, plant and equipment additions	(14,263)	(13,589)	(16,860)
Proceeds on disposition of property, plant and equipment	16,385	5,929	10,586
Intangible asset additions	(28,873)	(27,415)	(26,152)
Issuance of loans receivable	(9,071)	—	—
Repayment of loans receivable	3,227	—	—
Distribution from equity investment	4,212	—	—
Proceeds on contingent consideration from equity investment	1,700	—	6,147
Other, net	—	(982)	(4,674)
Net cash used in investing activities	(276,722)	(36,057)	(30,953)
Financing activities:
Share repurchase	(53,170)	(42,012)	—
Dividends paid to stockholders	(91,737)	(82,535)	(75,678)
Dividends paid to NCI	(320)	—	—
Proceeds from exercise of options and share option plans	44,128	41,094	28,524
Payment of withholding taxes on issuance of shares	(6,656)	(5,260)	(3,901)
Proceeds from short-term debt	50,799	13,169	19,715
Repayment of short-term debt	(29,368)	(28,684)	(6,628)
Repayment of long-term debt	(13,711)	(76,282)	(91,013)
Debt issue costs	(2,038)	—	—
Repayment of finance lease obligations	(9,388)	(6,708)	(3,950)
Other, net	—	—	(1,176)
Net cash used in financing activities	(111,461)	(187,218)	(134,107)
Effect of changes in foreign currency rates on cash, cash equivalents, and restricted cash	16,950	5,171	(4,769)
Increase	(113,361)	114,689	(25,549)
Beginning of period	420,256	305,567	331,116
Cash, cash equivalents, and restricted cash, end of period	$306,895	$420,256	$305,567

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Selected Data

(Unaudited)

Industrial live on site auction metrics

	Three months ended December 31,			Year ended December 31,
			% Change			% Change
	2020	2019	2020 over 2019	2020	2019	2020 over 2019
Number of auctions	45	54	(17)%	168	194	(13)%
Bidder registrations	279,950	223,800	25%	957,050	732,550	31%
Consignors	14,950	15,850	(6)%	55,400	58,850	(6)%
Buyers	43,000	44,350	(3)%	157,250	153,400	3%
Lots	116,950	117,650	(1)%	429,400	422,800	2%

Non-GAAP Measures

This news release references to non-GAAP measures. Non-GAAP measures do not have a standardized meaning and are, therefore, unlikely to be comparable to similar measures presented by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation of, or as a substitute for, the financial information prepared and presented in accordance with generally accepted accounting principles. Non-GAAP financial measures referred to in this report are labeled as “non-GAAP measure” or designated as such with an asterisk (*).

Adjusted Operating Income* Reconciliation

The Company believes that adjusting operating income* eliminates the financial impact of adjusting items which are significant non-recurring items that we do not consider to be part of our normal operating results, such as acquisition-related costs, management reorganization costs, and certain other items, which we refer to as ‘adjusting items’. The Company believes that comparing adjusted operating income* for different financial periods provides useful information about the growth or decline of our operating income for the relevant financial period.

The following table reconciles adjusted operating income to operating income, which is the most directly comparable GAAP measure in our consolidated income statements.

	Three months ended December 31,			Year ended December 31,
			% Change			% Change
			2020 over			2020 over
(in U.S. $000's, except percentages)	2020	2019	2020 over 2019	2020	2019	2020 over 2019
Operating income	$72,892	$71,484	2%	$263,160	$223,202	18%
Pre-tax adjusting items:
Share-based payment recovery	—	(4,078)	(100)%	—	(4,078)	(100)%
Acquisition-related costs	5,213	—	100%	5,213	—	100%
Severance	—	—	—%	4,283	—	100%
Adjusted operating income*	$78,105	$67,406	16%	$272,656	$219,124	24%

(1)	Please refer to page 12 for a summary of adjusting items for the three months and year ended December 31, 2020 and 2019.
(2)	Adjusted operating income* represents operating income excluding the effects of adjusting items.

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Adjusted Net Income Attributable to Stockholders* and Diluted Adjusted EPS Attributable to Stockholders* Reconciliation
The Company believes that adjusted net income attributable to stockholders* provides useful information about the growth or decline of the net income attributable to stockholders for the relevant financial period and eliminates the financial impact of adjusting items the Company does not consider to be part of the normal operating results. Diluted Adjusted EPS attributable to stockholders* eliminates the financial impact of adjusting items which are after-tax effects of significant non-recurring items that the Company does not consider to be part of the normal operating results, such as acquisition-related costs, management reorganization costs, and certain other items, which the Company refers to as ‘adjusting items’.

The following table reconciles adjusted net income attributable to stockholders* and diluted adjusted EPS attributable to stockholders* to net income attributable to stockholders and diluted EPS attributable to stockholders, which are the most directly comparable GAAP measures in the consolidated income statements.

(in U.S. $000's, except share and per share data, and percentages)	Three months ended December 31,			Year ended December 31,
			% Change			% Change
	2020	2019	2020 over 2019	2020	2019	2020 over 2019
Net income attributable to stockholders	$48,857	$51,573	(5)%	$170,095	$149,039	14%
Pre-tax adjusting items:
Acquisition-related costs	5,213		100%	5,213		100%
Share-based payment recovery	—	(4,078)	(100)%	—	(4,078)	(100)%
Severance	—	—	—%	4,283	—	100%
Current income tax effect of adjusting items:
Acquisition-related costs	(1,329)	—	(100)%	(1,329)		(100)%
Severance	—	—	—%	(1,065)	—	(100)%
Deferred income tax effect of adjusting items:
Share-based payment recovery	—	688	(100)%	—	688	(100)%
Current income tax adjusting item:
Change in uncertain tax provision	1,527	—	100%	2,293	—	100%
Deferred tax adjusting item:
Change in uncertain tax provision	—	—	—%	5,462	—	100%
Adjusted net income attributable to stockholders*	$54,268	$48,183	13%	$184,952	$145,649	27%
Weighted average number of dilutive shares outstanding	111,058,161	110,194,557	1%	110,310,984	109,759,123	1%
Diluted earnings per share attributable to stockholders	$0.44	$0.47	(6)%	$1.54	$1.36	13%
Diluted adjusted EPS attributable to Stockholders*	$0.49	$0.44	11%	$1.68	$1.33	26%

(1) Please refer to page 12 for a summary of adjusting items for the three months and year ended December 31, 2020 and 2019.

(2) Adjusted net income attributable to stockholders* represents net income attributable to stockholders excluding the effects of adjusting items.

(3) Diluted adjusted EPS attributable to stockholders* is calculated by dividing adjusted net income attributable to stockholders*, net of the effect of dilutive securities, by the weighted average number of dilutive shares outstanding.

Adjusted EBITDA*

The Company believes that adjusted EBITDA* provides useful information about the growth or decline of our net income when compared between different financial periods.

The following table reconciles adjusted EBITDA* to net income, which is the most directly comparable GAAP measures in, or calculated from, our consolidated income statements:

(in U.S. $000's, except percentages)	Three months ended December 31,			Year ended December 31,
			% Change			% Change
	2020	2019	2020 over 2019	2020	2019	2020 over 2019
Net income	$48,920	$51,565	(5)%	$170,358	$149,140	14%
Add: depreciation and amortization expenses	19,337	18,582	4%	74,921	70,501	6%
Add: interest expense	8,767	10,254	(15)%	35,568	41,277	(14)%
Less: interest income	(563)	(1,367)	(59)%	(2,338)	(3,802)	(39)%
Add: income tax expense	16,789	12,823	31%	65,530	41,623	57%
Pre-tax adjusting items:
Share-based payment recovery	—	(4,078)	(100)%	—	(4,078)	(100)%
Acquisition-related costs	5,213	—	100%	5,213	—	100%
Severance	—	—	—%	4,283	—	100%
Adjusted EBITDA*	$98,463	$87,779	12%	$353,535	$294,661	20%

(1)	Please refer to page 12 for a summary of adjusting items for the three months and year ended December 31, 2020 and 2019.
(2)	Adjusted EBITDA* is calculated by adding back depreciation and amortization expenses, interest expense, and income tax expense, and subtracting interest income from net income excluding the pre-tax effects of adjusting items.

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Adjusting items for the year ended December 31, 2020:

Recognized in the fourth quarter of 2020

●	$5.2 million ($3.9 million after tax, or $0.04 per diluted share) of acquisition-related costs related to the acquisition of Rouse.
●	$1.5 million ($0.01 per diluted share) of current income tax expense recognized related to an unfavourable adjustment to reflect final regulations published in Q2 2020 regarding hybrid financing arrangements.

Recognized in the third quarter of 2020

●	$4.3 million ($3.2 million after tax, or $0.03 per diluted share) of severance costs related to the realignment of leadership to support the new global operations organization, in line with strategic growth priorities led by the new CEO.

Recognized in the second quarter of 2020

●	$6.2 million ($0.06 per diluted share) in current and deferred income tax expense related to an unfavourable adjustment to reflect final regulations published regarding hybrid financing arrangements.

Recognized in the first quarter of 2020

●	There were no adjustment items recognized in the first quarter of 2020.

Adjusting items for the year ended December 31, 2019:

Recognized in the fourth quarter of 2019

●	$4.1 million ($3.4 million after tax, or $0.03 per diluted share) in share-based payment expense recovery related to the departure of our former CEO.

Recognized in the third quarter of 2019

●	There were no adjustment items recognized in the third quarter of 2019.

Recognized in the second quarter of 2019

●	There were no adjustment items recognized in the second quarter of 2019.

Recognized in the first quarter of 2019

●	There were no adjustment items recognized in the first quarter of 2019.

For further information, please contact:

Sameer Rathod | Vice President, Investor Relations and Market Intelligence

Phone: 1.510.381.7584 | Email: srathod@ritchiebros.com

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